EXHIBIT 99.1 Nasdaq Letter

THE NASDAQ STOCK MARKET
NASDAQ	6600 BLACKWELL ROAD
ROCKVILLE, MD 20850

Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

June 22, 2009

Ms. Sherry L. Spurlock

Chief Financial Officer
South Texas Oil Company
300 East Sonterra Boulevard,
Suite 1220 San Antonio, TX 78258

Re:	South Texas Oil Company (the "Company")
Nasdaq Symbol: STXX

Dear Ms. Spurlock:

On May 20, 2009, Staff notified the Company that it did not comply with the minimum $10,000,000 stockholders' equity requirement for continued listing on The Nasdaq Global Market as set forth in Listing Rule 5450(b)(1) (A) (the "Rule"). Based on your Form 8-K, dated June 19, 2009, Staff has determined that the Company complies with the Rule. However, as noted in our letter dated, June 17, 2009, if the Company fails to evidence compliance upon filing its next periodic report it may be subject to delisting. At that time, Staff will provide written notification to the Company, which may then appeal Staffs determination to a Listing Qualifications Panel.

If you have any questions, please contact Shawn Abdool, Listing Analyst, at +1 301 978 8030. Sincerely,

s/s Stanley Higgins